Escrow Agreement

THIS ESCROW AGREEMENT (this “Agreement”) is made this 27th day of November 2012, by and among (i) Dynastar Holdings, Inc., a Nevada corporation, having a business address at 1311 Herr Lane, Louisville, KY 40222 (“Buyer”), (ii) uBuy2Give, Inc., a Nevada corporation, having a business address at c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022 (“Seller”) and (iii) Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent”). Buyer, Seller and the Escrow Agent are each referred to herein as a “Party” and together, the “Parties.”

WHEREAS, Buyer and Seller are party to an Amended and Restated Asset Acquisition Agreement of even date herewith (the “Purchase Agreement”) with respect to the purchase and sale of the Purchased Assets, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement; and

WHEREAS, Buyer and Seller have agreed pursuant to the Purchase Agreement that consideration for the Purchased Assets shall be the Purchase Price Shares consisting of the Initial Shares, to be delivered to Seller upon the closing of the Acquisition, and the Balance Shares, to be held in escrow by the Escrow Agent and delivered to Seller once the Warranty Benchmark has been reached or returned to Buyer if the Warranty Benchmark is not reached by December 31, 2013; and

WHEREAS, Buyer and Seller have agreed pursuant to the Purchase Agreement that Buyer shall deliver to and deposit the Balance Shares (the Balance Shares or, the “Deposit”) with the Escrow Agent; and

WHEREAS, the Escrow Agent has agreed to act as Escrow Agent at the request of Buyer and Seller and to hold the Deposit delivered to it in accordance with the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

IT IS HEREBY AGREED, that:

1.            Deposit of the Balance Shares. Promptly following the closing of the Acquisition under the Purchase Agreement, Buyer shall deposit the Balance Shares with the Escrow Agent.

2.            Disposition of the Balance Shares.

(a)          Delivery of Balance Shares to Seller. Once the Warranty Benchmark has been reached in accordance with Section 1.04(b) of the Purchase Agreement, so long as that event occurs prior to January 1, 2014, Buyer and Seller shall provide the Escrow Agent with irrevocable joint written instructions for the disbursement of the Balance Shares to Seller.

(b)          Delivery of Balance Shares to Buyer. If the Warranty Benchmark has not been reached in accordance with Section 1.04(b) of the Purchase Agreement prior to January 1, 2014, Buyer and Seller shall provide the Escrow Agent with irrevocable joint written instructions for the disbursement of the Balance Shares to Buyer.

(c)          Warranty Benchmark Notification. Through the earlier of (i) the date the Warranty Benchmark has been met and (ii) December 31, 2013, Buyer shall provide Seller with periodic reports indicating number of transactions run through the Purchased assets ConnectionPlus platform.

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3.          The Escrow Agent. (a) The Escrow Agent shall have no liability or obligation with respect to the Deposit except for Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Deposit in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Deposit, any account in which the funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Buyer and Seller jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(b)          The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Deposit, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Deposit is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it to be binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(c)          From and at all times after the date of this Agreement, the Buyer and Seller, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each partner, director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of Escrow Agent shall be independent of any obligation of Escrow Agent.

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(d)          The Parties agree that no payment by Buyer or Seller of any claim by the Escrow Agent for indemnification hereunder shall impair, limit, modify or affect, as among the Buyer and Seller, their respective rights and obligations with respect to one another.

(e)          If at any time, there shall exist any dispute among any of the Buyer and Seller with respect to holding or disposition of any portion of the Deposit or any other obligations of Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Deposit or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to the notice provisions hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(i)          suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, the Escrow Agent shall continue to hold the Deposit in accordance with the terms hereof; or

(ii)         petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Deposit, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

(f)          The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the Parties or may be removed, with or without cause, by the Parties, acting jointly, by furnishing a joint written direction to the Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to the Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the Buyer and Seller jointly shall appoint a successor Escrow Agent hereunder. Upon the acceptance in writing of any appointment of an Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Deposit and shall pay all funds held by it in the Deposit to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

4.          Escrow Fees. Buyer agrees to (i) pay the Escrow Agent a $2,500 fee for the services to be rendered hereunder and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

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5.          Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the Deposit and may not be terminated, modified or amended, except in writing subscribed to by all of the Parties hereto. Each of the undersigned states that it has read this entire Agreement and understands and agrees to it.

6.          Choice of Law and Forum; Waiver of Jury Trial. This Agreement shall be governed by the substantive laws of the State of New York without regard to its conflicts of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.          Equitable Relief. Each of the Parties acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

8.          Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any right or obligation hereunder shall be assignable by any Party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

9.          Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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(a)	If to Buyer, to:

Dynastar Holdings, Inc.

1311 Herr Lane

Louisville, KY 40222

Attn: John S. Henderson IV

Fax: __________________

With a copy to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Fl.

New York, NY 10022

Attn: Adam S. Gottbetter

Fax: 1-212-400-6901

(b)	If to Seller, to:

uBuy2Give, Inc.

c/o Gottbetter & Partners, LLP

488 Madison Avenue, 12th Fl.

New York, NY 10022

Attention: John Higgins

Fax: ________________

With a copy to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Fl.

New York, NY 10022

Attn: Adam S. Gottbetter

Fax: 1-212-400-6901

(c)	If to Escrow Agent, to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Fl.

New York, NY 10022

Attn: Adam S. Gottbetter

Fax: 1-212-400-6901

or to such other address as any of them shall give to the others by notice made pursuant to this Section 9.

11.         No Modification to the Purchase Agreement. This Agreement shall not be construed as a limitation of any rights or remedies of the parties under the Purchase Agreement.

12.         Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts together shall constitute but one and the same agreement.

SIGNATURE PAGES FOLLOW IMMEDIATELY

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

DYNASTAR HOLDINGS, INC.

By:
Name:
Title:

uBUY2GIVE, INC.

By:
Name:
Title:

GOTTBETTER & PARTNERS, LLP,
as Escrow Agent

By:
Name:	Adam S. Gottbetter
Title:	Managing Partner

[SIGNATURE PAGE TO ESCROW AGREEMENT]

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